Form 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            4Kids Entertainment, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            New York                                              13-2691380
--------------------------------------------------------------------------------
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)

1414 Avenue of the Americas, New York, New York                     10019
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     -------------------------------------------------------------------
     Title of each class                Name of each  exchange  on which
     To be so registered                each class is to be registered
     -------------------------------------------------------------------
     Common Stock, $.01 Par Value       New York Stock Exchange
     -------------------------------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

     Common Stock, $.01 Par Value

     The capital stock of 4Kids Entertainment, Inc. (the "Company") to be registered on the New York Stock Exchange, Inc., is the Company's common stock with a par value of $.01 per share (the "Common Stock"). Holders of Common Stock are entitled to one vote per share at all meetings of stockholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. Nor are there any redemption provisions and there is no liability to further calls or to assessments by the Company.

Item 2.  Exhibits

     1.  None.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        4KIDS ENTERTAINMENT, INC.

                                        By /s/ Joseph P. Garrity
                                           -------------------------------------
                                           Joseph P. Garrity
                                           Executive Vice President, Treasurer,
                                           Chief Financial Officer and Chief
                                           Operating Officer

Dated:  September 12, 2000